UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, Wrap Technologies, Inc. (the “Company”) announced the appointment of David Norris to the Company’s Board of Directors, to serve until the Company’s first annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Norris was also appointed to serve as the Company’s President, effective January 4, 2018. Mr. Norris is the son of Elwood G. Norris, the Company’s Chief Technology Officer and a former Director.

Prior to joining the Company, Mr. Norris, age 52, served in senior executive roles at privately held loanDepot, Inc. from April 2014 to December 2017, during which time it rapidly expanded into the fifth largest mortgage lender in the United States. Most recently, he served as Chief Revenue Officer of loanDepot, with prior executive positions including President and Chief Operating Officer. In October 2012, Mr. Norris was appointed as Chief Executive Officer of Greenlight Financial Services, which was sold to Nationstar Mortgage in May 2013, whereupon he served as President of Direct Lending and Chief Marketing Officer until February 2014. Mr. Norris also previously served as President at LendingTree, Inc. and Discover Home Loans. In addition, Mr. Norris’ career includes executive and management roles at Toshiba America Information Systems, Qualcomm Personal Electronics and American Technology Corporation. His early career was as a probation officer in San Diego for five years. Mr. Norris earned his Bachelor of Science degree in business administration from University of Phoenix in 1993.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Norris that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Norris as President and/or to the Company’s Board of Directors.

Concurrently with Mr. Norris’ appointment, the following appointments and resignations were effectuated: (i) Elwood G. Norris resigned as a Director of the Company, but retained his position as the Company’s Chief Technology Officer; (ii) Scot Cohen resigned as the Company’s Corporate Secretary, but retained his position as the Executive Chairman of the Company’s Board of Directors; (iii) James A. Barnes resigned as the Company’s President, but retained his position as the Company’s Chief Financial officer; and (iii) Mr. Barnes was appointed as the Company’s Corporate Secretary and Treasurer.

A copy of the press release announcing the foregoing appointments and resignations is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01
Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: January 9, 2018	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Corporate Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Wrap Technologies, Inc., dated January 9, 2018.